                                                                           Exhibit 24

POWER OF ATTORNEY
For Executing Forms 4 and 5

 The undersigned hereby constitutes and appoints each of Gregory J. Yurek,
Stanley D. Piekos and Patrick J. Rondeau, signing singly, his true and lawful attorney-in-
fact to:

1. execute for and on behalf of the undersigned Forms 4 and 5 relating to changes in the undersigned's beneficial ownership of equity securities of American
Superconductor Corporation, and any necessary amendments to such Forms, in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the
rules thereunder; and

2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 4 or 5 and the timely filing of such form with the United States Securities and Exchange
Commission and any other authority.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform every act necessary and proper in the exercise of any of the rights and powers herein granted, as fully as such attorney-in-fact could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledged that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's liabilities under Section 16 of the
Securities Exchange Act of 1934.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 24th day of October, 2002.

      Signature

      /s/ Peter O. Crisp
      Peter O. Crisp

BOSTON 1391350v1